Exhibit 4.5
                          VENTAS, INC.
               NONQUALIFIED STOCK OPTION AGREEMENT
               -----------------------------------


     THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of February 24, 2000, by and between VENTAS, INC., a Delaware corporation ("Company"), and DOUGLAS
CROCKER II, a director of the Company ("Optionee").

     RECITALS:
     --------

     A. The Company recognizes the extraordinary time and effort required of directors for the Company during 1999 and 2000.

     B. Company believes that the opportunity for investment in Company's shares of common stock, having a par value $.25 per share ("Common Stock") should increase the personal interest and special efforts of Optionee in providing for the continued success and progress of the Company.

     AGREEMENT:
     ---------

     NOW, THEREFORE, the parties agree as follows:

     1. Grant of Option; Option Price. Company hereby grants to Optionee, as a matter of separate inducement and agreement in connection with his being a director of the Company (and not in lieu of any salary or other compensation for Optionee's services) the right and option to purchase (the "Option") all or any part of an aggregate of Four Thousand (4,000) shares of Common Stock ("Option Shares") on the terms and conditions set forth herein, subject to adjustment as provided in Section 7, at a purchase price of three and five-sixteenths dollars ($3.3125). The Company and Optionee consider the Option Price to be not less than the fair market value of the Common Stock on the date hereof, which is the date on which the Option was granted to Optionee ("Option Date").

     2. Term and Time of Exercise of the Option. The Option shall commence on the date hereof and continue for a term ending ten years from the Option Date ("Termination Date"), unless sooner terminated as provided in Section 6.

     3. Option Exercisable in Installments. Subject to the other terms and conditions stated herein, the right to exercise the Option shall accrue in installments as follows:

          (a)  First Installment.  Commencing on the Option Date,
Optionee may exercise the Option for up to 50 percent of the number of Option Shares.

          (b) Second Installment. Commencing on the first anniversary of the Option Date, the Option may be fully exercised to the extent that it has not previously been exercised. Notwithstanding the foregoing, upon a Change of Control as defined in the 1997 Stock Option Plan for Non-Employee Directors, Optionee shall have the right to exercise the Option in full as to all Option Shares.

     4.   Conditions to Exercise of the Option.

          (a)  Exercise of Option.  Subject to the provisions of
Section 3, Optionee may exercise the Option by delivering to the Company written notice ("Notice") of exercise stating the number of Option Shares for which the Option is being exercised accompanied by payment in the amount of the Option Price multiplied by the number of shares for which the Option is being exercised (the "Exercise Price") in the manner provided in
Section 4(b).

          (b) Payment of Exercise Price. Company shall accept as payment for the Exercise Price (a) a check payable to the order of Company, (b) the tender of Common Stock (by either actual delivery of Common Stock or by attestation) provided such Common Stock has been held by Optionee for at least six months prior to tender, (c) "cashless exercise" through a third party in a transaction independent of the Company and properly structured to avoid any adverse accounting consequences to the Company,
(d) a combination of the foregoing, or (e) by any other means which the Company determines.

          (c) Delivery of Shares on Exercise. As soon as practicable after receipt of the Notice and payment of the Exercise Price, Company shall deliver to Optionee, without transfer or issuance tax or other incidental expense to Optionee, at the office of Company, or at such other place as may be mutually acceptable, or, at the election of Company, by certified mail addressed to Optionee at the Optionee's address shown in the records of Company, a certificate or certificates for the number of shares of Common Stock set forth in the Notice and for which Company has received payment in the manner prescribed herein. Company may postpone such delivery until it receives satisfactory proof that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. If Optionee fails to accept delivery of all or any part of the number of shares of Common Stock specified in such notice upon tender of delivery thereof, his right to exercise the Option for such undelivered shares may be terminated by the Company.

     5.   Restrictions on Transfer of Option.

          (a) Except as provided in Section 5(b), the Option shall be exercisable during Optionee's lifetime only by Optionee, and neither the Option nor any right hereunder shall be transferable except by will or the laws of descent and distribution. The Option may not be subject to execution or other similar process. If Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of the Optionee's rights hereunder, except as provided herein or in
Section 5(b), or in the event of any levy or any attachment, execution or similar process upon the rights or interests hereby conferred, Company may terminate the Option by notice to Optionee and it shall thereupon become null and void.

          (b)  Optionee may, subject to any restrictions under
Section 16(b) of the Exchange Act, transfer all rights under this Agreement to (i) Optionee's spouse or lineal descendants ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Optionee and his Immediate Family Members, or (iii) a partnership or limited liability company in which such Optionee and his Immediate Family Members are the only partners or members, as applicable; provided that (a) any such transfer must be without any consideration to Optionee for such transfer, and (b) all subsequent transfers of any rights under this Agreement shall be prohibited other than by bequest or the laws of descent and distribution. Following any such transfer, this Agreement shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Agreement (excluding Section 6 hereof) the term "Optionee" shall be deemed to refer to the transferee. Any rights to exercise the Option transferred hereunder shall be exercisable by the transferee only to the extent, and for the periods, specified in this Agreement.

     6.   Termination of Option.

          (a) If the Optionee ceases to be a director of the Company for any reason other than removal for Cause, this Agreement shall terminate one year after the Optionee ceases to be a director of the Company (unless the Optionee dies during such period) or on the Option's expiration date, if earlier, and shall be exercisable during such period after the Optionee ceases to be a director of the Company with respect to the number of Shares which the Optionee would be entitled to purchase as though he continued to be a director of the Company.

          (b) If the Optionee ceases to be a director of the Company because of removal for Cause, the Option shall terminate on the date of the Optionee's removal.

     7. Adjustment to Option. The Option shall be subject to adjustment as provided in the same manner as options under the 1997 Stock Option Plan for Non-Employee Directors.

     8.   Miscellaneous.

          (a) No Rights as Stockholder. Neither Optionee, nor any person entitled to exercise Optionee's rights under this Agreement, shall have any of the rights of a shareholder regarding the shares of Common Stock subject to the Option, except after the exercise of the Option as provided herein.

          (b) Terms and Conditions. Except as specifically provided otherwise herein, this Agreement is and shall be in all respects subject to terms and conditions of the 1997 Stock Option Plan for Non-Employee Directors in the same manner as if the Options were granted as Options under the 1997 Stock Option Plan for Non-Employee Directors, a copy of which Optionee acknowledges receiving prior to the execution hereof.

          (c) Captions. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph of this Agreement.

          (d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, and shall be construed in such a fashion so that the Option qualifies as property transferred to Optionee in connection with the performance of services in accordance with
Section 83 of the Internal Revenue Code of 1986 (subject to all amendments thereto) and the Regulations thereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              VENTAS, INC.


                              By:-------------------------
                                        ("Company")


                              /s/ Douglas Crocker, II
                              ----------------------------
                                  Douglas Crocker II